SECOND AMENDMENT TO LETTER AGREEMENT

This **SECOND AMENDMENT TO LETTER AGREEMENT** (this "***Amendment***") is made and entered into as of March 27, 2024, by and among (i) **two**, a Cayman Islands exempted company with limited liability (the "***Company***"), (ii) **HC PropTech Partners III, LLC**, a Delaware limited liability company (the "***Sponsor***"), (iii) **two sponsor**, a Cayman Islands company with limited liability (the "***Original Sponsor***"), and (iv) each of the undersigned Persons holding Founder Shares listed on the signature pages hereto and any Persons holding Founder Shares that become a party to this Agreement after the date hereof (collectively, the "***Other Holders***" and, collectively with the Sponsor and the Original Sponsor, an "***Insider***" and, collectively, the "***Insiders***"), pursuant to the terms of the Letter Agreement (as defined below). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the First Amended Agreement (as defined below) and, if such term is not defined in the First Amended Agreement, then in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Company, the Sponsor, the Original Sponsor and the other undersigned Insiders are parties to that certain Letter Agreement, dated as of March 29, 2021 (the "***Original Agreement***"), pursuant to which the Sponsor, the Original Sponsor and the other undersigned Insiders agreed, among other matters, to certain transfer restrictions with respect to the Founder Shares and the Private Placement Shares (or shares issued or issuable upon the conversion or exercise thereof);

WHEREAS, on or about the date of the First Amendment (as defined below), the Company and LatAm Logistic Properties S.A., a company incorporated under the Laws of Panama ("***LLP***"), entered into, and by execution of a Joinder Agreement, each of Logistic Properties of the Americas, a Cayman Islands exempted company ("***Pubco***"), Logistic Properties of the Americas Subco, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco ("***SPAC Merger Sub***"), and LPA Panama Group Corp., a company incorporated under the Laws of Panama and a wholly-owned subsidiary of Pubco ("***LLP Merger Sub***"), entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the "***Business Combination Agreement***"), pursuant to which, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated thereby (the "***Closing***"), (a) SPAC Merger Sub shall merge with and into SPAC, with SPAC continuing as the surviving entity (the "***SPAC Merger***"), and, in connection therewith, each issued and outstanding security of SPAC immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco; (b) LLP Merger Sub shall merge with and into LLP, with LLP continuing as the surviving entity (the "***LLP Merger***" and, together with the SPAC Merger, the "***Mergers***"), and, in connection therewith, (i) the shares of LLP issued and outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right of the holders thereof to receive Pubco Ordinary Shares, and (ii) any Company Convertible Securities will be terminated; and (c) as a result of such Mergers, SPAC and LLP each shall become wholly owned Subsidiaries of Pubco, and Pubco shall become a publicly traded company;

WHEREAS, the parties to the Original Agreement entered into that certain Amendment to Letter Agreement, dated as of August 15, 2023 (the "***First Amendment***", and the Original Agreement as amended by the First Amendment, the "***First Amended Agreement***");

WHEREAS, the parties to the Original Agreement desire to further amend the First Amended Agreement upon the terms and subject to the conditions set forth herein (the First Amended Agreement, as amended pursuant to this Amendment and as may be further amended, supplemented, modified and/or restated from time to time, the "***Letter Agreement***") to amend the terms of the Lock-up set forth in Section 5 thereof; and

WHEREAS, pursuant to paragraph 12 of the First Amended Agreement, the First Amended Agreement can be amended as to any particular provision by a written instrument executed by each Insider that is the subject of any such change, amendment, modification or waiver and the Sponsor.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to the First Amended Agreement. The Parties hereby agree to the following amendments to the First Amended Agreement:

(a) Clause (a) of Section 5 of the First Amended Agreement is hereby deleted in its entirety and replaced with the following:

> "(a) The Sponsor and the Insiders each agree that they shall not Transfer any Founder Shares or Private Placement Shares, if any (the "***Lock-up***"), until the earliest of (A) eighteen (18) months after the completion of the Company's initial Business Combination and (B) the date following the completion of an initial Business Combination on which the Company completes a third-party tender offer, stock sale, liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of the Public Shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the "***Lock-up Period***"). Notwithstanding anything to the contrary set forth herein, in the event that, following the completion of an initial Business Combination and during the Lock-up Period, the Company determines to effectuate a public offering of equity securities pursuant to a registration statement filed with the Commission under the Securities Act of 1933, as amended (a "***Follow-On Offering***"), and in the Company's sole discretion (for the avoidance of doubt, not as a result of the exercise of piggyback registration rights) determines to permit shareholders of the Company who have shares subject to lock-up to sell equity securities as a secondary offering in such Follow-On Offering (any such shareholders, "***Selling Shareholders***"), then the Sponsor and the Insiders may be offered the opportunity to sell up to such Person's pro rata share of all equity securities permitted to be sold by all Selling Shareholders in such Follow-On Offering and any securities otherwise subject to the Lock-up offered or sold in such Follow-On Offering shall be released from the Lock-up restrictions hereunder. Any such Follow-On Offering in which Selling Shareholders participate shall be effectuated pursuant to the provisions of any registration rights agreement entered into in connection with the initial Business Combination and that certain Registration and Shareholder Rights Agreement, dated as of March 29, 2021, by and among the Company, the Sponsor and the other "Holder" parties named therein (as amended and/or restated from time to time), as applicable, governing piggyback registrations."

(b) The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Letter Agreement as if they were set forth herein.

(c) The parties hereby agree that from and after the Closing, the terms "Ordinary Shares", "Founder Shares", "Public Shares" and "Private Placement Shares", as used in the Letter Agreement shall include any and all Pubco Ordinary Shares into which any such securities shall convert in the SPAC Merger (and any other securities of Pubco or any successor entity issued in consideration of, including as a stock split, dividend or distribution, or in exchange for, any of such securities).

(d) Any reference to the term "including" (and with correlative meaning "include") in the Letter Agreement means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words "without limitation".

2. Termination of Business Combination Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

3. Specific Performance. Each party acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of the Letter Agreement by any party, money damages may be inadequate and the non-breaching parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of the Letter Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of the Letter Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under the Letter Agreement, at law or in equity.

4. Intended Third Party Beneficiary. The parties acknowledge and agree that until the Closing occurs, LLP is an intended third-party beneficiary of paragraphs 3 and 5 of the Letter Agreement and this paragraph 5 of this Amendment and shall be entitled prior to the Closing to enforce such sections as an actual party thereto. Each of the parties to the Letter Agreement agrees that prior to the Closing, the Letter Agreement shall not be modified or amended, and no waiver shall be granted by the Company, without the express prior written consent of LLP. In addition, the Company agrees from the date hereof until the Closing to strictly enforce the terms hereof, and not grant any waiver under, any agreement or instrument that purports to limit or prohibit the transfer, disposal or sale of any Company securities held by any Person.

5. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the First Amended Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the First Amended Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Letter Agreement in the First Amended Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Letter Agreement, as further amended by this Amendment (or as the Letter Agreement may be further amended or modified in accordance with the terms thereof and hereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the First Amended Agreement, including paragraph 17 thereof.

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IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its representative thereunto duly authorized this Second Amendment to Letter Agreement as of the date first above written.

Sincerely

The Company:

Two

By: Thomas D. Hennessy
Name: Thomas D. Hennessy
Title: Chairman, Chief Executive Officer, and President

Sponsor:

HC PropTech Partners III, LLC

By: Thomas D. Hennessy
Name: Thomas D. Hennessy
Title: Authorized Signatory

Original Sponsor:

two sponsor

By: A-Star Investments, LLC, its sole member

By: Troy Steckenrider
Name: Troy Steckenrider
Title: Managing Member

Insiders:

Kevin Earnest Hartz

Troy Steckenrider
Troy Bennett Steckenrider III

Gautam Gupta
Gautam Gupta

Pierre Lamond
Pierre Lamond

Michelle Gill
Michelle Gill

Ryan Petersen
Ryan Petersen

Gloria Fu

M. Joseph Beck

M. Joseph Beck

Adam Blake

Jack Leeney

Jack Leeney

Garth Mitchell

Garth Mitchell

Dave Eisenberg

Dave Eisenberg

Javier Saade

Javier Saade